EXHIBIT 99.1

duostech	FOR IMMEDIATE RELEASE

Duos Technologies Group Reports First Quarter 2019 Results

Continued Growth and Operational Execution Leads to Record Start for the Year

Jacksonville, FL/ Accesswire / May 14, 2019 - Duos Technologies Group, Inc. (“Duos” or the “Company”) (OTCQB: DUOT), a provider of intelligent security analytical technology solutions, reported financial results for the first quarter ended March 31, 2019.

First Quarter 2019 and Recent Operational Highlights

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Launched apis3D, the Company’s next generation automated pantograph inspection system for transit and light rail train inspection, which is expected to accelerate the rail industry’s ongoing transition to automated inspection systems.

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Successfully completed the first deployment of the Company’s new dcVue™ software, licensed as a commercial application in partnership with FNT Software, a leading provider of integrated software solutions for IT management, data center infrastructure management and telecommunication infrastructure management worldwide.

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Launched truevue360™ subsidiary, to focus on driving additional revenues and margin to the Company by developing, implementing and marketing artificial intelligence and deep learning solutions for a broad range of industries.

•

Strengthened leadership and increased industry experience of the Company’s Board of Directors through the appointment of Ken Ehrman as an Independent Director, who will serve as head of the compensation and nominating committees.

•

Added key technical, development and project management staff and increased headcount to 58 at quarter end.

•

Completed staffing of the Company’s truevue360™ development team and remain on schedule for the platform to become fully operational by the end of the second quarter of 2019.

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Initiated new auditing project at a major federal agency using the dcVue™ software and Duos ITAM professional staff, with anticipated audits to be conducted at up to 35 data centers in calendar year 2019.

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Following initial $1.0 million contract announced in Q4 2018, awarded additional business from regional bank with national footprint to secure additional large facility.

First Quarter 2019 Financial Results

Total revenue increased 279% to $4.35 million from $1.15 million in the same quarterly period last year. The significant increase in total revenue was driven by the current strength of the projects portion of the Company’s business currently being undertaken as well as increases in revenue in all areas of the Company’s business.

Gross profit increased 347% to $2.13 million (49.0% of total revenue) from $477,000 (41.5% of total revenue) in the same quarterly period last year. The significant increase in gross profit was mainly the result of the increase in project revenue and the positive effect of revenue increases from new projects with a lower overall growth in associated costs. Gross profit as a percentage of revenue is also improving as a result of actions the Company has taken to streamline its operations.

Operating expenses increased 71% to $2.08 million from $1.22 million in the same quarterly period last year. The increase in operating expenses was primarily due to an increased number of employees in both the Company’s operating subsidiary, Duos Technologies, Inc. as well as in the truevue360™ subsidiary,  and additional contract expenses related to an overall significant increase in revenues. Selling and marketing expenses, research and development, and other general and administrative costs increased in line with the Company’s investment in resources to grow the business.

Net income totaled $44,000, an improvement from net loss of $743,000 in the same quarter a year-ago. The improvement in net income was primarily attributable to significant increase in revenue over the comparable quarter in 2018 and a lower rate of operating expense growth.

Financial Outlook

For the fiscal year ending December 31, 2019, the Company expects total revenue to be between $14.0 million and $15.0 million, which would represent an approximate 16% to 25% increase over 2018. The Company’s guidance is based on contracts in backlog and near-term pending orders that are already performing or scheduled to be executed in or before the fourth quarter of 2019. Management also anticipates securing additional awards in 2019.

Management Commentary

“The first quarter was a continuation of the overall strong and improving results we’ve been producing for some time,” said Duos Chairman and CEO Gianni Arcaini. “Driven by the substantial and ongoing growth in the project portion of our business, our topline increased by 279%, and we achieved net income profitability for the second time in three quarters. Operationally, we are leveraging our current success by expanding into new market opportunities that utilize our existing technology capabilities in complementary areas, most notably through our truevue360™ subsidiary, which we expect to become fully operational by the end of the second quarter. Additionally, we recently formed a team of top development engineers to implement a number of disruptive technologies in 2019 that have the potential to further change the way rail inspection will be conducted in the future. Altogether, we expect to build on the initial success we delivered in 2018 with another year of growth and improving financial results.”

Conference Call

The Company’s management will host a conference call today, Tuesday, May 14, 2019 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results, followed by a question and answer period.

Date: Tuesday, May 14, 2019

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in: (888) 339-2688

International dial-in: (617) 847-3007

Passcode: 82597452

Please call the conference telephone number 5-10 minutes prior to the start time of the conference call. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcasted live via telephone and available for online replay via the investor section of the Company's website here.

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (OTCQB: DUOT), based in Jacksonville, Florida, through its wholly owned subsidiary, Duos Technologies, Inc., provides advanced intelligent security and analytical technology solutions with a strong portfolio of intellectual property. The Company’s core competencies include intelligent technologies that combine machine learning, artificial intelligence and advanced video analytics that are delivered through its proprietary integrated enterprise command and control centraco® platform. The Company provides its broad range of technology solutions with an emphasis on mission critical security, inspection and operations within the rail transportation, retail, petrochemical, government, and banking sectors. Duos Technologies also offers professional and consulting services for large data centers. For more information, visit www.duostech.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Duos Technologies Group, Inc.’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Duos’ Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Duos’ filings with the SEC.

Contacts: Duos Technologies
Corporate Tracie Hutchins Duos Technology Group, Inc. (904) 652-1601 tlh@duostech.com Investor Relations Matt Glover or Tom Colton Gateway Investor Relations (949) 574-3860 DUOT@GatewayIR.com

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31,
	2019	2018
REVENUES:
Project	$3,918,438	$844,714
Maintenance and technical support	321,474	257,447
IT asset management services	112,169	45,769

Total Revenues	4,352,081	1,147,930

COST OF REVENUES:
Project	2,092,994	547,799
Maintenance and technical support	105,324	103,323
IT asset management services	22,919	20,237

Total Cost of Revenues	2,221,237	671,359

GROSS PROFIT	2,130,844	476,571

OPERATING EXPENSES:
Selling and marketing expenses	109,616	41,221
Salaries, wages and contract labor	1,268,779	765,870
Research and development	112,694	135,280
Professional fees	127,919	63,865
General and administrative expenses	465,386	209,837

Total Operating Expenses	2,084,394	1,216,073

INCOME (LOSS) FROM OPERATIONS	46,450	(739,502)

OTHER INCOME (EXPENSES):
Interest Expense	(2,621)	(5,728)
Gain on settlement of debt	—	—
Warrant derivative gain	—	—
Other income, net	340	2,126

Total Other Income (Expense)	(2,281)	(3,602)

NET INCOME (LOSS)	44,169	(743,104)

Series A preferred stock dividends	—	—

Net income (loss) applicable to common stock	$44,169	$(743,104)

Basic Net Income (Loss) Per Share	$0.002	$(0.04)
Diluted Net Income(Loss) Per Share	$0.002	$(0.04)

Weighted Average Shares-Basic	21,671,240	20,709,478
Weighted Average Shares-Diluted	21,671,240	20,709,478

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2019	2018
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$1,202,415	$1,209,301
Accounts receivable, net	3,623,736	1,538,793
Contract assets	286,996	1,208,604
Prepaid expenses and other current assets	309,164	235,198
Total Current Assets	5,422,311	4,191,896

Property and equipment, net	257,946	204,226
Operating lease right of use asset	557,485	—

OTHER ASSETS:
Software Development Costs, net	35,000	40,000
Patents and trademarks, net	55,529	53,871
Total Other Assets	90,529	93,871

TOTAL ASSETS	$6,328,271	$4,489,993

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$2,060,631	$1,416,716
Accounts payable - related parties	13,473	13,473
Notes payable - financing agreements	149,899	48,330
Line of credit	30,280	31,201
Payroll taxes payable	160,730	317,573
Accrued expenses	248,593	222,328
Current portion-operating lease	207,688	—
Contract liabilities	1,249,781	2,248,829
Deferred revenue	298,563	362,528
Total Current Liabilities	4,419,638	4,660,978

Lease obligations	363,557	—

Total Liabilities	4,783,195	4,660,978

Commitments and Contingencies (Note 6)

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock: $0.001 par value, 10,000,000 authorized, 9,485,000 shares available to be designated
Series A redeemable convertible cumulative preferred stock, $10 stated value per share, 500,000 shares designated; 0 issued and outstanding at March 31, 2019 and December 31, 2018, convertible into common stock at $6.30 per share	—	—
Series B convertible cumulative preferred stock, $1,000 stated value per share, 15,000 shares designated; 2,830 issued and outstanding at March 31, 2019 and December 31, 2018, convertible into common stock at $0.50 per share	2,830,000	2,830,000
Common stock: $0.001 par value; 500,000,000 shares authorized, 24,082,351 and 20,657,850 shares issued, 24,075,958 and 20,657,850 shares outstanding at March 31, 2019 and December 31, 2018, respectively	24,082	21,082
Additional paid-in capital	29,066,117	27,397,225
Total stock & paid-in-capital	31,920,199	30,248,307
Accumulated deficit	(30,225,664)	(30,269,833)
Sub-total	1,694,535	(21,526)
Less: Treasury stock (6,393 and 3,280 shares of common stock at March 31, 2019 and December 31, 2018, respectively)	(149,459)	(149,459)
Total Stockholders' Equity (Deficit)	1,545,076	(170,985)

Total Liabilities and Stockholders' Equity (Deficit)	$6,328,271	$4,489,993

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	March 31,
	2019	2018

Cash from operating activities:
Net income (loss)	$44,169	$(743,104)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	41,132	19,071
Stock option expense	21,892	—
Warrants exercised	—	—
Changes in assets and liabilities:
Accounts receivable	(2,084,943)	(1,115,965)
Contract assets	921,608	(184,494)
Prepaid expenses and other current assets	91,898	53,029
Accounts payable	643,916	(22,436)
Payroll taxes payable	(156,843)	8,608
Accrued expenses	26,265	(69,837)
Lease obligation	13,760	—
Contract liabilities	(999,048)	522,172
Deferred revenue	(63,965)	(94,957)

Net cash used in operating activities	(1,500,159)	(1,627,913)

Cash flows from investing activities:
Software development costs	—	(60,000)
Purchase of patents/trademarks	(3,000)	(1,000)
Purchase of fixed assets	(88,511)	(63,113)

Net cash used in investing activities	(91,511)	(124,113)

Cash flows from financing activities:
Repayments of line of credit	(921)	(301)
Repayments of related party notes	—	(48,215)
Repayments of insurance and equipment financing	(64,295)	(74,435)
Proceeds from warrants exercised	1,650,000	—

Net cash provided (used in) by financing activities	1,584,784	(122,951)

Net decrease in cash	(6,886)	(1,874,977)
Cash, beginning of period	1,209,301	1,941,818
Cash, end of period	1,202,415	66,841

Supplemental Disclosure of Cash Flow Information:
Interest paid	$1,536	$3,519

Supplemental Non-Cash Investing and Financing Activities:
Common stock issued for accrued BOD fees	$—	$73,709
Note issued for financing of insurance premiums	$165,864	$—